SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CAPITAL AUTOMOTIVE REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

April 2, 2003

Dear Shareholders:

      On behalf of the Board of Trustees and employees of Capital Automotive REIT, I cordially invite you to attend the 2003 Annual Meeting of Capital Automotive REIT’s shareholders. We will be holding the Annual Meeting on May 6, 2003 at 8:30 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, located at 1700 Tysons Boulevard, McLean, Virginia 22102.

      Enclosed with this letter is a Notice of the Annual Meeting of Shareholders, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about us. Also enclosed with this letter is our Annual Report to Shareholders for the fiscal year ended December 31, 2002.

      At the 2003 Annual Meeting, we will ask you to:

•	Elect nine Trustees;

•	Approve the amendment of our Amended and Restated Declaration of Trust to conform the definition of “independent” trustees to recent developments in applicable law, rules and regulations relating to independence requirements for the composition of the Board and the committees thereof;

•	Ratify the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2003; and

•	Transact any other business that is properly presented at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

Sincerely,

John J. Pohanka
Chairman of the Board

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

      If you have any questions about voting your shares, please contact Lisa M. Clements, Capital Automotive REIT, 8270 Greensboro Drive, Suite 950, McLean, Virginia 22102, telephone no. (703) 288-3075.

CAPITAL AUTOMOTIVE REIT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date: Tuesday, May 6, 2003
Time: 8:30 a.m. local time

Place:	The Ritz-Carlton Hotel of Tysons Corner

1700 Tysons Boulevard
McLean, Virginia 22102

Dear Shareholders:

      At the 2003 Annual Meeting, we will ask you to:

•	Elect nine Trustees;

•	Approve the amendment of our Amended and Restated Declaration of Trust to recent developments in applicable law, rules and regulations relating to independence requirements for the composition of the Board and the committees thereof;

•	Ratify the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2003; and

•	Transact any other business that is properly presented at the Annual Meeting.

      You will be able to vote your shares at the Annual Meeting if you were a shareholder of record at the close of business on March 10, 2003.

By Order of the Board of Trustees:

John M. Weaver
Secretary

April 2, 2003

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT.

Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting.

If you have questions about voting your shares, please contact

Lisa M. Clements, Capital Automotive REIT, 8270 Greensboro Drive,
Suite 950, McLean, Virginia 22102, telephone no. (703) 288-3075

If you attend the meeting, you will be able to revoke your proxy and vote in person.

CAPITAL AUTOMOTIVE REIT

8270 Greensboro Drive, Suite 950
McLean, Virginia 22102

April 2, 2003

PROXY STATEMENT FOR ANNUAL MEETING

      This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2003 Annual Meeting of the Shareholders of Capital Automotive REIT, which we sometimes refer to as Capital Automotive or the Company. The 2003 Annual Meeting will be held on Tuesday, May 6, 2003 at 8:30 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

      This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

      On April 2, 2003 we began mailing information to people who, according to our records, owned our common shares of beneficial interest at the close of business on March 10, 2003. We are mailing with that information a copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2002.

Table of Contents

Information About the 2003 Annual Meeting and Voting	1
Proposals to be Presented at the Annual Meeting	2
1. Election of Trustees	2
2. Approve the Amendment of our Amended and Restated Declaration of Trust	3
3. Ratification of Appointment of Ernst & Young LLP as Independent Accountants	5
Share Ownership	7
The Board of Trustees	9
Executive Officers	13
Executive Compensation	14
Executive Compensation Committee Report on Executive Compensation	17
Audit Committee Report	20
Certain Relationships and Related Transactions	21
Other Information	22
Annex A – Audit Committee Charter	A–1
Annex B – Nominating and Corporate Governance Committee Charter	B–1
Annex C – Executive Compensation Committee Charter	C–1

i

INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING

The Annual Meeting

      The Annual Meeting will be held on Tuesday, May 6, 2003 at 8:30 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

This Proxy Solicitation

      We are sending you this Proxy Statement because our Board of Trustees is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 2, 2003, we began mailing this Proxy Statement to all people who, according to our shareholder records, owned shares at the close of business on March 10, 2003.

      We are paying the cost of requesting these proxies. Our Trustees, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. We will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. We anticipate that we will incur total fees of $10,000 plus $5.00 per phone call plus out-of-pocket expenses. Neither the number of phone calls nor the out-of-pocket expenses can be estimated at this time.

Voting Your Shares

      You have one vote for each of our common shares that you owned of record at the close of business on March 10, 2003. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

      You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting.

      If you complete the proxy card but do not provide the voting instructions, then your shares will be voted FOR each of the Trustees identified on the proxy card, FOR the amendment to the Amended and Restated Declaration of Trust and FOR ratification of the selection of Ernst & Young LLP as our independent accountants for the 2003 fiscal year.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

•	You may notify our Secretary in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote by ballot. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Vote Required for Approval

Proposal 1: Election of Nine Trustees	The nine nominees for Trustee who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Amendment to Amended and Restated Declaration of Trust	The affirmative vote of the holders of a majority of the shares outstanding as of the Record Date is required to approve the amendment to the Amended and Restated Declaration of Trust. If you abstain from voting, your abstention will count as a vote cast against the proposal.

Proposal 3: Ratification of Selection of Independent Accountants	The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent accountants. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

      Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered by the beneficial owner of the stock to vote on a particular proposal) with respect to the election of trustees and the ratification of selection of independent accountants will have no effect on the outcome of the vote on these proposals. Broker non-votes with respect to the amendment to the Amended and Restated Declaration of Trust will have the effect of votes cast against the proposal.

      Quorum. On the record date for the Annual Meeting, March 10, 2003, there were 28,707,400 shares issued and outstanding. A “quorum” must be present at the Annual Meeting in order to transact business. A quorum will be present if 14,210,985 shares are represented at the Annual Meeting, either in person (by the shareholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions and any broker non-votes will be counted as shares that are represented at the Annual Meeting.

Additional Information

      Our Annual Report to Shareholders for the fiscal year ended December 31, 2002, including consolidated financial statements, is being mailed to all shareholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about us.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

      We will present the following three proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If a shareholder or we properly present any other proposal to the meeting after February 19, 2003, we will, to the extent permitted by applicable law, use your proxy to vote your shares on the proposal in our best judgment.

1.     Election of Trustees

      Our Board of Trustees currently consists of nine Trustees. Prior to the resignation of David Gladstone on October 15, 2003, our Board of Trustees consisted of ten Trustees. The Board has determined that it is appropriate at this time to have the size of the Board remain at nine Trustees. The nominees for election to the Board of Trustees are:

John E. Anderson
Thomas D. Eckert
Craig L. Fuller

William E. Hoglund
R. Michael McCullough
Lee P. Munder
John J. Pohanka
Robert M. Rosenthal
Vincent A. Sheehy

      Each Trustee will be elected to serve for a one-year term, or until his replacement is elected and qualifies or until his earlier resignation or removal. All of the nine nominees are presently members of the Board of Trustees and have consented to serve as a Trustee if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled “The Board of Trustees,” which begins on page 9.

      If any of the nominees cannot serve for any reason, the Board of Trustees may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Trustees may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the Annual Meeting may not be voted for more than nine nominees.

      The Board of Trustees unanimously recommends that you vote FOR these Trustees.

2.      Approval of Amendment to the Amended and Restated Declaration of Trust to Require that the Composition of our Board and any Committee Thereof Satisfy all Independence Requirements of the Federal Securities Laws and the Rules and Regulations of any Stock Exchange or Automated Interdealer Quotation System on which our Shares are Listed

Background

      In the wake of the corporate scandals that have impacted Wall Street over the past year, President Bush, the U.S. Congress, the Securities and Exchange Commission, the New York Stock Exchange and the National Association of Securities Dealers have proposed various corporate governance reforms, including the passage of the Sarbanes-Oxley Act in July 2002. The Act requires that all members of the Audit Committee of a public company be “independent” as defined in the Act and the rules promulgated by the SEC thereunder. In addition, both the NYSE and NASD have issued proposed rules that would require a majority of the board of directors of a listed or quoted company to be “independent,” as defined in the respective rules of the NYSE and NASD. The proposed rules of the NYSE and NASD contain independence requirements for Audit Committee membership in addition to those adopted by the SEC. Many of these corporate governance reforms are not yet effective and are not expected to take effect until 2004.

      We have voluntarily adopted a series of “best practices” corporate governance procedures and documents, consisting of:

•	new or revised charters for our Executive Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee,

•	disclosure controls and procedures,

•	corporate governance guidelines,

•	a whistleblower procedure for the reporting of accounting-related concerns, and

•	a code of business conduct covering all trustees, officers and employees.

      In keeping with new SEC rules and the proposed NYSE and NASD rules, these documents provide that a majority of our trustees be “independent” and that all of the members of our Executive Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee be “independent” trustees. When defining the term “independent,” in order to conform with current “best practices,” we referred to the definition of that term in the federal securities laws, the NASD Manual and the rules and regulations of the NASD, which we refer to as the NASD listing standards, and other laws and regulations applicable to us.

      We also reviewed the definition of “independent” contained in our Amended and Restated Declaration of Trust, which we call the Declaration. That definition, which was adopted in 1998 in connection with our initial public offering, is inconsistent with the proposed NASD and SEC guidelines and requirements and, as a result, is not consistent with current “best practices.”

      The definition of an “independent” trustee contained in Declaration is, in certain respects, both less restrictive and more restrictive than the recently proposed or adopted definitions. For example, our Declaration provides that a trustee is “independent” once he or she has not served as one of our officers for more than two years. Current and proposed regulations are more restrictive and would eliminate from the category of “independent” trustees any person who has been one of our officers during the five years preceding the date on which the independence determination is made. In other cases, our Declaration offers less flexibility than current and proposed regulations. Under our Declaration, for example, no partner of our operating partnership, Capital Automotive L.P., may be “independent” for purposes of ascertaining that our Board has a majority of independent members. In contrast, as further described below, proposed regulations would permit a trustee who is a partner in our operating partnership to qualify as an “independent” trustee if the Board of Trustees makes an affirmative determination that the trustee does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of the trustee.

      The most important conflict between our Declaration definition of an “independent” trustee and the definition set forth in the recently proposed or adopted regulations relates to the role and responsibility of the Board of Trustees in reviewing the independence of each trustee. Currently, our trustees are obligated by our Declaration to determine whether or not any of the trustees would fail to satisfy one of the specific objective tests set forth in our Declaration. If a trustee satisfies each of the specified tests, the trustee must be classified as “independent.” The Board has no obligation to make additional inquiries or to take into account other relationships with us in order to classify a trustee as “independent.” In contrast, the proposed regulations specifically require the Board of Trustees to make an affirmative determination that each “independent” trustee does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of the trustee.

      In addition, the recently proposed or adopted regulations, which we have incorporated into our recently adopted governance documents, require that the members of specified committees of the Board of Trustees qualify as “independent.” As indicated, we have complied with these regulations in defining “independent” in the governance documents. The current definition in our Declaration does not apply to the determination of independence of a trustee in his capacity as a member of a committee. As a result, a trustee who is not “independent” under our Declaration may still qualify as an “independent” member of a committee.

      After careful consideration of the definition contained in our Declaration, the definition set forth in the recently proposed or adopted regulations, and the purposes for each definition, the Board of Trustees has determined that it is advisable and in the best interest of the shareholders that a single, consistent definition of “independent” be used to determine the independence of a trustee. The Board believes that it would be, at best, confusing, and possibly unworkable, to have different definitions of independence governing our trustees. The Board of Trustees also determined that the definitions recently adopted under the federal securities laws and the NASD listing standards is the more appropriate definition because it requires, before a trustee may be considered to be “independent,” an in-depth analysis by the full Board of Trustees of all relationships between that trustee and us and the Board’s determination that these relationships are unlikely to affect the trustee’s ability to exercise independent judgment in acting as one of our trustees.

      Accordingly, the Board of Trustees is recommending that our Declaration be amended, as set forth below under “Proposed Amendment,” to eliminate any conflict between the definition of “independent” and the definition used in our recently adopted governance documents that the Board adopted in order to comply with current best practices and the laws and regulations currently applicable, and proposed to become applicable, to us.

      Please note that, regardless of whether the amendment to our Declaration is adopted, we currently satisfy all applicable independence requirements, including those established by the SEC, NASD and our Declaration.

Proposed Amendment

      The Board of Trustees, for the reasons described above under “Background,” believes it is in the best interests of the Company and its shareholders to amend the Amended and Restated Declaration of Trust to require that the composition of our Board and any committee thereof satisfy all independence requirements of the federal securities laws and the rules and regulations of any stock exchange or automated interdealer quotation system on which our shares are listed. The Board of Trustees has unanimously approved an amendment to our Amended and Restated Declaration of Trust deleting in its entirety Article VI. Section 5. thereof and substituting as Article VI. Section 5. the following:

Independent Trustees. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed ninety (90) days following the death, resignation, incapacity or removal from office of a Trustee prior to expiration of the Trustee’s term of office), the Board of Trustees and any committee thereof shall have such number of Trustees with such characteristics as may be necessary to satisfy all independence requirements set forth in the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the rules and regulations of any stock exchange or automated interdealer quotation system on which any Shares are listed.

      Following the Board’s approval of the proposed amendment, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, reviewed, analyzed and evaluated our relationships with each trustee. As a result of this process, and applying the independence requirements set forth in the laws and regulations currently applicable, and proposed to become applicable, to us, the Board of Trustees determined that Messrs. Anderson, Fuller, Hoglund, McCullough, Munder, Pohanka and Sheehy were “independent.” Under the proposed amendment to our Declaration, only Mr. Eckert, our Chief Executive Officer, and Mr. Rosenthal, a greater than 10% beneficial owner of our common shares, would not be considered “independent” trustees. Under our current Declaration, in addition to Mr. Eckert and Mr. Rosenthal, Messrs. Pohanka and Sheehy would not be considered independent because they are partners in our operating partnership.

      Affiliates of Messrs. Pohanka and Sheehy are tenants of our properties. The Board of Trustees does not believe that the relationships between each of Messrs. Pohanka and Sheehy (and their affiliates) and the Company are sufficient to interfere with the exercise of independent judgment by either Mr. Sheehy or Mr. Pohanka in fulfilling his obligations as a trustee. In addition, under our corporate governance documents, the Audit Committee must approve any transactions between us and a trustee or an affiliate thereof in advance, with any interested Audit Committee member abstaining from the vote.

      The Board of Trustees unanimously recommends that you vote FOR the amendment to the Amended and Restated Declaration of Trust.

3.	Ratification of Appointment of Ernst & Young LLP as Independent Accountants

      On May 23, 2002, our Board of Trustees, following the recommendation of our Audit Committee, approved the dismissal of Arthur Andersen LLP as our principal independent accountant. On the same date, our Board approved, in accordance with our Audit Committee’s recommendation, the engagement of Ernst & Young LLP to serve as our principal independent accountant to audit our financial statements for the year ending December 31, 2002.

      Arthur Andersen LLP’s reports on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years and through the date hereof, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports. During that period and through the date hereof, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

      During our two most recent fiscal years and prior to Ernst & Young LLP’s engagement on May 23, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The Audit Committee currently believes that we should continue our relationship with Ernst & Young LLP and have appointed Ernst & Young LLP to continue as our independent accountants for the fiscal year ending December 31, 2003. In the event that the shareholders do not ratify this appointment by the requisite vote, the Audit Committee will reconsider its appointment of Ernst & Young LLP.

      One or more representatives of Ernst & Young LLP will be available at the Annual Meeting to answer your questions and make a statement if they desire.

      Fiscal 2002 and 2001 Audit Firm Fee Summary. During fiscal years 2002 and 2001, we retained Arthur Andersen LLP and Ernst & Young LLP to provide services in the following categories and amounts:

			Fiscal Year
	Fiscal Year 2002		2001

	Arthur	Ernst & Young	Arthur Andersen
	Andersen LLP	LLP	LLP

Audit Fees (1)	$8,000	$157,500	$147,200
Audit Related Fees (2)	65,593	91,000	24,550

Audit and Audit Related Fees	73,593	248,500	171,750
Tax Fees (3)	22,090	163,540	75,345
All Other Fees	—	—	—

Total Fees	$95,683	$412,040	$247,095

(1)	Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

(3)	Tax fees consist of fees for tax consultation and tax compliance services.

     The Audit Committee has determined that the provision of audit related and tax services by each of our principal accountants during 2002 is compatible with maintaining our principal accountants’ independence.

      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissable non-audit services provided by the independent accountants.

      Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the four categories of services listed in the table above.

      Prior to engagement, the Audit Committee approves these services by category of service. Budgeted fees are compared to actual fees periodically throughout the year by category of service and reported by management. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

      Pursuant to our Audit Committee Charter, the Audit Committee may delegate approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

      The Board of Trustees unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as our independent accountants for our fiscal year ending December 31, 2003.

SHARE OWNERSHIP

      There were 28,707,400 common shares issued and outstanding on March 10, 2003. The following table shows how many shares (including certain securities that are redeemable, convertible or exercisable for shares) on a fully converted basis that were owned on March 10, 2003 (unless otherwise indicated in a footnote) by:

•	each person who owned more than 5% of the issued and outstanding shares on a fully converted basis;

•	each of our Trustees;

•	our Chief Executive Officer; and

•	each of the other executive officers of the Company.

      The table also shows how many shares (calculated on the basis described below) that were owned by all of our Trustees and executive officers together. For purposes of this table, “fully converted basis” means common shares and securities redeemable or exercisable for common shares that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 10, 2003. The number of shares set forth below includes the number of:

•	common shares the person holds;

•	common shares the person could receive (if we elect to issue shares (on a one-for-one basis) rather than pay cash) upon redemption of units of Capital Automotive L.P. (which we refer to as the Partnership, and of which we are the sole general partner), held by the person;

•	common shares the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 10, 2003;

•	common shares the person could receive upon the vesting of restricted shares held by the person that vest within 60 days of March 10, 2003, unless the person has agreed to defer receipt of the common shares until a later date pursuant to a written agreement with us;

•	common shares the person could receive upon the payment of phantom shares held by the person within 60 days of March 10, 2003, unless the person has agreed to defer receipt of the common shares until a later date pursuant to a written agreement with us.

      The owners have sole voting and investment power unless otherwise indicated. The address of the Trustees and the executive officers is c/o Capital Automotive REIT, 8270 Greensboro Drive, Suite 950, McLean, Virginia 22102.

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Shares

Robert M. Rosenthal (1)	3,339,993	10.42%
ING Groep N.V. (2)
Amstelveenseweg 500, 1081 KL Amsterdam
P.O. Box 810, 1000 AV Amersterdam, The Netherlands	1,612,460	5.62%
John J. Pohanka (3)	1,414,352	4.80%
Thomas D. Eckert (4)	1,039,376	3.51%
John E. Anderson (5)	655,000	2.28%
David S. Kay (6)	297,614	1.03%
Peter C. Staaf (7)	152,037	*
John M. Weaver (8)	127,955	*
Vincent A. Sheehy (9)	123,800	*
Lee P. Munder (10)	70,000	*
Craig L. Fuller (10)	32,768	*
R. Michael McCullough (11)	26,000	*
William E. Hoglund	2,150	*
Jay M. Ferriero	2,044	*
All Executive Officers and Trustees as a Group (13 Persons)	7,283,089	21.19%

*	Less than 1%

(1)	Mr. Rosenthal’s ownership includes his direct and indirect ownership of common shares of the Company and units of the Partnership. The number of shares and units owned is based on a report on Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2002, as updated by representations of Mr. Rosenthal as of January 21, 2003. Mr. Rosenthal has sole voting and investment power directly over 703,795 units of the Partnership and one common share. The balance of the units of the Partnership are held as follows: 106,425 units held by Marion Rosenthal, his spouse; 28,000 units held by Mr. Rosenthal and his spouse as tenants by the entirety; 144,619 units held by 750 North Glebe Road Limited Partnership, of which Mr. Rosenthal is general partner; 182,887 units held by 3400 Columbia Pike Limited Partnership, of which Mr. Rosenthal is general partner; 286,518 units held by R.P. Gaithersburg Limited Partnership, of which Mr. Rosenthal is general partner; and 1,578,940 units held by 8525 Leesburg Pike Limited Partnership, of which Mr. Rosenthal is general partner. In addition, Mr. Rosenthal has sole voting and investment power over currently exercisable options for 10,000 common shares. Mr. Rosenthal disclaims voting and investment power over 291,417 units and 7,391 common shares held by relatives not living in his home or held by employees of entities that he controls.

(2)	Number of shares owned is based on a report on Schedule 13G filed with the SEC on February 14, 2003.

(3)	Mr. Pohanka’s ownership includes his direct and indirect ownership of common shares of the Company and units of the Partnership. The number of shares and units owned is based on a report on Schedule 13G/ A filed with the SEC on January 16, 2002, as updated by representations of Mr. Pohanka as of February 14, 2003. Mr. Pohanka has sole voting and investment power directly over currently exercisable options for 10,000 common shares. The balance of the common shares and units are held as follows: 5,250 common shares held by Pohanka Grandchildren Trust; 616,239 common shares and 774,462 units held by Pohanka Properties, Inc.; and 8,400 common shares held by Pohanka Imports, Inc. The Pohanka Grandchildren Trust, of which John J. Pohanka is the Trustee, has sole voting and investment power over its 5,250 common shares. Pohanka Properties, Inc., of which John J. Pohanka is President, has sole voting and investment power over its 616,239 common shares, Pohanka Properties, Inc. shares investment power over the 774,462 units. Pohanka Imports, Inc., of which John J. Pohanka is the President, has sole voting and investment power over its 8,400 common shares. Mr. Pohanka disclaims beneficial ownership of 7,000 common shares held by his spouse. Includes one common share not reported on Schedule 13G.

(4)	Includes currently exercisable options for 901,487 common shares. Mr. Eckert has shared voting and investment power with his spouse over 75,526 common shares.

(5)	Includes currently exercisable options for 5,000 common shares.

(6)	Includes currently exercisable options for 258,047 common shares. Mr. Kay has shared voting and investment power with his spouse over 39,567 common shares.

(7)	Includes currently exercisable options for 86,433 common shares. Mr. Staaf has shared voting and investment power with his spouse over 51,084 common shares.

(8)	Includes currently exercisable options for 96,433 common shares. Mr. Weaver has shared voting and investment power with his spouse over 150 common shares.

(9)	Includes currently exercisable options for 25,000 common shares. Mr. Sheehy has sole voting and investment power directly over 10,000 units. Mr. Sheehy’s ownership also includes the indirect ownership of 88,000 units held by Sheehy Investments Two, L.L.C., of which Mr. Sheehy is a limited partner with an 18% pecuniary interest.

(10)	Includes currently exercisable options for 25,000 common shares.

(11)	Includes currently exercisable options for 25,000 common shares. Mr. McCullough has shared voting and investment power with his spouse over 1,000 common shares.

THE BOARD OF TRUSTEES

      The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee, and the positions they currently hold with us. The information is as of March 10, 2003 unless otherwise indicated.

Name	Age	Position	Trustee Since

John J. Pohanka	74	Chairman of the Board of Trustees	February 1998
John E. Anderson	85	Trustee	May 2002
Thomas D. Eckert	55	President and Chief Executive Officer and Trustee	October 1997
Craig L. Fuller	52	Trustee	April 1998
William E. Hoglund	68	Trustee	February 1998
R. Michael McCullough	64	Trustee	April 1998
Lee P. Munder	57	Trustee	April 1998
Robert M. Rosenthal	75	Trustee	February 1998
Vincent A. Sheehy	44	Trustee	April 1998

      John J. Pohanka is the Chairman of our Board of Trustees. Mr. Pohanka has been involved in the automotive industry for over 50 years and is also the Chairman of the Pohanka Automotive Group, a position he has held for more than the past five years. Founded in 1919, the Pohanka Automotive Group is currently comprised of 17 dealerships, each of which is located in the greater Washington, D.C. Metropolitan Area. The Pohanka Automotive Group’s dealerships have received numerous awards, including the Time Magazine Quality Dealer Award. Mr. Pohanka has been active in a number of national and local industry and business groups during his career, including having served as a past President of the National Automobile Dealers Association (NADA), a past President of the National Capitol Area Automotive Trade Association and a past Chairman of the National Institute for Automotive Service Excellence, a group which he co-founded.

      John E. Anderson has served as a member of our Board of Trustees since May 14, 2002. For over 40 years, Mr. Anderson has been the President and Chief Executive Officer of TOPA Equities, Ltd, a holding company owning over 40 companies, including 16 franchised automotive dealerships. Mr. Anderson has been active in the automotive retail industry since 1984. Since 1984, Mr. Anderson has also been the Chairman of Kayne Anderson Rudnick Investment Management. Mr. Anderson is a successful attorney, entrepreneur and real estate investor. In 1987, the UCLA Graduate School of Management was renamed the John E. Anderson School of Management at UCLA in honor of Mr. Anderson’s numerous contributions to the University. Mr. Anderson is a well-known philanthropist with a distinguished record of service to Southern California in the areas of education, healthcare, and cultural enrichment, including contributions to institutions such as UCLA, Children’s Hospital of Los Angeles, and the YMCA of Metropolitan Los Angeles.

      Thomas D. Eckert is our President and Chief Executive Officer and is a member of the Board of Trustees. Mr. Eckert was one of the founders of Capital Automotive in October 1997. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, the largest homebuilding firm in the U.S. serving most recently as President of Pulte’s Mid-Atlantic Region. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm of Arthur Andersen LLP. Mr. Eckert is a former director of PHM Mortgage Company and the Celotex Corporation, and he is a current director of the Munder Funds, a $7 billion mutual fund group, and the National Association of Real Estate Investment Trusts (NAREIT).

      Craig L. Fuller has served as a member of our Board of Trustees since April 22, 1998. From November 1999 to present, Mr. Fuller has served as President and Chief Executive Officer of the National Association of Chain Drug Stores. From June 1996 to October 30, 1999, Mr. Fuller served as the Managing Director of Korn/ Ferry International, an executive recruiting firm. Prior to joining Korn/ Ferry International, he was the Vice Chairman of the public relations and consulting firm of Burson-Marsteller from December 1995 to June 1996, and he was the Chairman of the Fuller Company, a political consulting firm, from May 1995 to December 1995. From January 1992 until May 1995, Mr. Fuller served as a Senior Vice President in the Corporate Affairs Division of Philip Morris Companies, Inc.

      William E. Hoglund has served as a member of our Board of Trustees since February 11, 1998. From 1956 until his retirement in 1994, Mr. Hoglund was employed by General Motors Corporation. At the time of his retirement in 1994, Mr. Hoglund was serving as an Executive Vice President and member of the General Motors Corporation Board of Directors. His previous assignments at General Motors Corporation included serving as Corporate Comptroller, Chief Financial Officer, President of Saturn, General Manager of the Pontiac Division, and Group Executive for the Buick-Oldsmobile-Cadillac Group. Currently, Mr. Hoglund is a director of the MeadWestvaco Corporation and the Sloan Foundation.

      R. Michael McCullough has served as a member of our Board of Trustees since April 22, 1998. Mr. McCullough was employed by Booz, Allen & Hamilton Inc. from 1965 through 1996. He was the Chairman and Chief Executive Officer of Booz, Allen & Hamilton Inc. from 1984 to 1992. From 1992 until his retirement in 1996, Mr. McCullough was the Senior Chairman of Booz, Allen & Hamilton Inc. Currently, Mr. McCullough is a Director of Watson Wyatt Worldwide and National Rehabilitation Hospital. Mr. McCullough is also Chairman of the Suburban Hospital Foundation.

      Lee P. Munder has served as a member of our Board of Trustees since April 22, 1998. Since March 2000, Mr. Munder has been Chairman of Lee Munder Investments Ltd., an investment advisory firm. Since August 2000, Mr. Munder has been Chairman of Lee Munder Capital Group, L.P., a holding company for diversified financial services. From 1985 to February 2000, Mr. Munder was Chairman of Munder Capital Management, an investment advisory firm.

      Robert M. Rosenthal has served as a member of our Board of Trustees since February 11, 1998. Mr. Rosenthal has been the Chairman of the Rosenthal Automotive Organization since 1954. Mr. Rosenthal has been involved in the automotive industry for over 50 years and during that time has founded more than 35 dealerships. He is currently a Director of the Metropolitan Washington Airport Authority and First Virginia Bank. Rosenthal Automotive is currently comprised of 15 dealerships located in the greater Washington, D.C. metropolitan area. Rosenthal Automotive Organization has received numerous awards including a Time Magazine Quality Dealer Award and the Award of Distinction from Sports Illustrated and the American International Automobile Dealer Association. He has served as past President of the Washington Area New Automobile Dealers Association.

      Vincent A. Sheehy has served as a member of our Board of Trustees since April 22, 1998. Mr. Sheehy has been the President of Sheehy Auto Stores since July 1, 1998. From 1991 to present, Mr. Sheehy has owned and/or acted as General Manager or President of various Sheehy dealerships. Mr. Sheehy is a member of the Nissan National Dealer Advisory Board and is a member of the Nissan National Dealer Product Committee. Mr. Sheehy is a Director of the Virginia Automobile Dealers Association and Vice Chairman of the Washington Area New Automobile Dealers Association.

Board Organization and Meetings

      Board of Trustees. We are currently managed by a nine-member Board of Trustees. The Board of Trustees met five times in the fiscal year ended December 31, 2002. Each of the current nominees currently serving on the Board of Trustees attended at least 75% of the aggregate of the total number of meetings of (i) the Board of Trustees and (ii) the committees of the Board of Trustees that he was eligible to attend.

      We recently adopted a set of corporate governance guidelines, which, along with the charters for our Board committees described below, provide the framework for the Board’s governance of Capital Automotive. Our corporate governance guidelines are available on our website at www.capitalautomotive.com.

      Audit Committee. The Board of Trustees has established an Audit Committee, which is governed by a charter, as revised and adopted by the Audit Committee on January 28, 2003 and ratified by the Board of Trustees on February 25, 2003, a copy of which is attached as Annex A to this Proxy Statement. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent public accountants;

•	reviews with the independent accountants the plans and results of the audit engagement;

•	preapproves permitted non-audit services provided by the independent public accountants;

•	reviews the independence of the independent public accountants;

•	reviews the adequacy of our internal accounting controls; and

•	reviews accounting, auditing and financial reporting matters with our independent accountants and management.

      The Audit Committee met 10 times in the fiscal year ended December 31, 2002. From January 1, 2002 to February 12, 2002, Messrs. Hoglund, Gladstone and McCullough were the members of the Audit Committee. On February 12, 2002, Mr. Sheehy was added as a member of the Audit Committee. Previously, Mr. Sheehy had served as a non-voting advisor to the Committee. On October 15, 2002, Mr. Gladstone resigned as a member of our Board of Trustees. On October 29, 2002, the Board approved Mr. Anderson as a member of the Audit Committee, effective as of December 1, 2002. As a result, the current members of the Audit Committee are Messrs. Anderson, Hoglund, McCullough and Sheehy, with Mr. McCullough serving as chairman.

      Nominating and Corporate Governance Committee. The Board of Trustees has established a Nominating and Corporate Governance Committee, which is governed by a charter adopted by the Nominating Committee on February 4, 2003 and ratified by the Board of Trustees on February 25, 2003, a copy of which is attached as Annex B to this Proxy Statement. As provided in the Nominating and Corporate Governance Committee charter, the Nominating Committee:

•	identifies and recommends to the Board of Trustees individuals to stand for election and reelection to the Board at our annual meeting of shareholders and to fill vacancies that may arise from time to time;

•	develops and makes recommendations to the Board for the creation, and ongoing review and revision of a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and Trustees; and

•	makes recommendations to the Board of Trustees as to the structure and membership of committees of the Board of Trustees.

      The Nominating Committee was established in October 2002 and did not meet in the fiscal year ended December 31, 2002. In fiscal year 2002, Messrs. Anderson, Fuller and Munder, were, and they currently are, the members of the Nominating Committee, with Mr. Anderson serving as chairman.

      Executive Compensation Committee. The Board of Trustees has established an Executive Compensation Committee, which is governed by a charter adopted by the Executive Compensation Committee on January 15, 2003 and ratified by the Board of Trustees on February 25, 2003, a copy of which is attached as Annex C to this Proxy Statement. The Executive Compensation Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for our executive officers and Trustees; and

•	approving all awards to any employees and Trustees under our equity incentive plan.

      The Executive Compensation Committee met two times in the fiscal year ended December 31, 2002. In fiscal year 2002, Messrs. Fuller and Hoglund were, and they currently are, the members of the Executive Compensation Committee.

Independence of Board and Committee Members

      As discussed in Proposal 2 above, the composition of our Board of Trustees is currently subject to the independence requirements of our Declaration, the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, and the NASD listing standards. In addition, the composition of the Audit Committee is currently subject to the NASD listing standards. Recently, the NASD filed with the SEC proposed amendments to its corporate governance rules, including rules governing board and committee independence. While the proposed NASD listing standards are not yet effective, we have voluntarily elected to comply as if the proposed NASD listing standards were currently effective.

      Board of Trustees. The Board of Trustees, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Anderson, Fuller, Hoglund, McCullough and Munder, representing a majority of our Board of Trustees, are “independent” as that term is defined in our Declaration. In addition, the Board of Trustees, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Anderson, Fuller, Hoglund, McCullough, Munder, Pohanka and Sheehy, representing a majority of our Board of Trustees, are “independent” as that term is defined in the proposed NASD listing standards and are “independent” as that term is to be defined under our proposed amendment to our Declaration.

      Audit Committee. The Board of Trustees, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has also determined that all current members of the Audit Committee are “independent” as that term is defined in the Exchange Act and the rules and regulations promulgated by the SEC thereunder; defined in the NASD listing standards; and defined in the proposed NASD listing standards.

      The Board of Trustees, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has also determined that all current members of the Audit Committee meet the audit committee composition requirements of the proposed NASD listing standards and that Messrs. Anderson and Hoglund are named as “audit committee financial experts” as that term is defined in the Exchange Act and the rules and regulations thereunder and the proposed NASD listing standards.

      Nominating and Corporate Governance Committee. The proposed NASD listing standards require that the Nominating and Corporate Governance Committee consist solely of independent Trustees. The Board of Trustees, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent” as that term is defined in the proposed NASD listing standards.

      Executive Compensation Committee. The proposed NASD listing standards require that the Executive Compensation Committee consist solely of independent Trustees. The Board of Trustees, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Executive Compensation Committee are “independent” as that term is defined in the proposed NASD listing standards.

Code of Business Conduct

      Our Trustees, as well as our officers and employees, are also governed by our recently adopted code of business conduct. Our code of business conduct is available on our website at www.capitalautomotive.com. Amendments to, or waivers from, a provision of the code of business conduct that applies to our Trustees, executive officers or controller will be posted to our website within five business days following the date of the amendment or waiver.

Compensation of Trustees

      We pay our Trustees who are not employees $3,750 per calendar quarter for their services as Trustees. Effective October 2002, each Trustee also is paid a $1,000 fee for each Board meeting attended and a $500 fee for each Committee meeting attended. In addition, under the Capital Automotive Group Second Amended and Restated 1998 Equity Incentive Plan, which we refer to as the Plan, upon election or appointment to the Board of Trustees, each non-employee Trustee also receives an initial grant of options to purchase 15,000 common shares. The exercise price for these grants is based on the fair market value of the common shares on the date of grant. One-third of the options will vest six months after the date of grant, another one-third will vest on the first anniversary of the date of grant, and the remaining one-third will vest on the second anniversary of the date of grant. Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee. Pursuant to this provision, upon his appointment to the Board of Trustees in May 2002, Mr. Anderson received a grant of options to purchase 15,000 common shares.

      On January 15, 2003, under the Plan, the Executive Compensation Committee approved a discretionary grant of options to purchase 5,000 common shares to each non-employee Trustee. The exercise price for these grants was $22.98, which was the fair market value of the common shares on the date of the grant. One-third of the options will vest six months after the date of grant, another one-third will vest on the first anniversary of the date of grant, and the remaining one-third will vest on the second anniversary of the date of grant. Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee.

EXECUTIVE OFFICERS

      The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each executive officer who is not also a Trustee. The information is as of March 10, 2003, unless otherwise indicated:

Name	Age	Position

Jay M. Ferriero	45	Senior Vice President and Director of Acquisitions
David S. Kay	36	Senior Vice President and Chief Financial Officer
Peter C. Staaf	56	Senior Vice President and Treasurer
John M. Weaver	43	Senior Vice President, General Counsel and Secretary

      The executive officers are elected by the Board of Trustees and hold office until their successors are elected and qualify.

      Jay M. Ferriero joined Capital Automotive in February 1999. Mr. Ferriero has been our Senior Vice President and Director of Acquisitions since February 2002. Prior to such time, Mr. Ferriero was our Vice President and Director of Acquisitions. Prior to joining Capital Automotive, from 1994 to 1999, Mr. Ferriero served as a First Vice President Loan Group and National Accounts Manager at Comerica Incorporated, a leading financial institution serving the automotive retail industry. At Comerica, Mr. Ferriero was responsible for managing the auto dealer lending offices and clients in Florida and Illinois, and had nationwide responsibilities for managing multi-bank credit facilities for some of the largest auto dealer consolidators. From 1991 to 1994, Mr. Ferriero was Senior Vice President and Senior Lending Officer at Comerica Bank & Trust, overseeing all lending activities. Since 1980 and prior to 1991, Mr. Ferriero’s experiences included managing commercial loan processing operations, restructuring problem loans, and originating commercial and auto dealership loans.

      David S. Kay was one of the founders of Capital Automotive in October 1997. Mr. Kay has been our Senior Vice President and Chief Financial Officer since February 2002. Prior to such time, Mr. Kay was our Vice President and Chief Financial Officer. Prior to forming Capital Automotive, Mr. Kay was employed by the public accounting firm of Arthur Andersen LLP in Washington, D.C. for approximately ten years. His areas of expertise included emerging companies in the automotive, retail and distribution industries. While at Arthur Andersen LLP, Mr. Kay provided clients with consultation regarding mergers and acquisitions, business planning and strategy, and equity financing. He also has several years of experience in capital formation projects, roll-up transactions and initial public offerings for motor vehicle dealerships across the nation. Mr. Kay has participated on a NADA task force and has given presentations at NADA conventions,

AICPA conferences and at other industry seminars. Mr. Kay is an executive advisory board member of the School of Accounting at James Madison University.

      Peter C. Staaf joined Capital Automotive in October 1998. Mr. Staaf has been our Senior Vice President and Treasurer since February 2002. Prior to such time, Mr. Staaf was our Vice President and Treasurer. Prior to joining Capital Automotive, from 1997 to 1998, Mr. Staaf was Senior Vice President, head trader and manager of fixed income at Ziegler Securities, a Chicago-based investment banking boutique. In that role, Mr. Staaf was responsible for establishing the regional mortgage trading and sales effort focused primarily on credit-sensitive and subordinated mortgage-backed securities. From 1994 to 1997, Mr. Staaf was a Managing Director of Cleary Gull Reiland & McDevitt, Inc. From 1991 to 1994, Mr. Staaf served as Vice President of mortgage trading at Smith Barney Shearson Incorporated. In his positions with Cleary Gull Reiland & McDevitt, Inc. and Smith Barney Shearson Incorporated, Mr. Staaf had responsibility for structuring, bidding, hedging and marketing non-agency pass throughs, whole loans and managing secondary mortgage positions. He also served as President of Pulte Financial Companies, Inc. for seven years and held a senior position at Blunt Ellis and Loewi, Inc.

      John M. Weaver joined Capital Automotive in July 1998. Mr. Weaver has been our Senior Vice President, General Counsel and Secretary since February 2002. Prior to such time, Mr. Weaver was our Vice President, General Counsel and Secretary. Prior to joining Capital Automotive, from 1991 to July 1998, Mr. Weaver was a partner at Shaw Pittman LLP, a Washington D.C.-based law firm where he concentrated on all aspects of real estate and finance law and transactional matters. As a member of Shaw Pittman’s Real Estate Group, nationally recognized for its work with REITs, Mr. Weaver focused primarily on real estate developers, investors and lenders. While at Shaw Pittman, Mr. Weaver had been involved in a number of acquisitions and financings within the REIT sector. Prior to joining Shaw Pittman, Mr. Weaver had been an associate attorney in the Northern Virginia offices of a predecessor to Reed, Smith, Hazel & Thomas.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation earned by our Chief Executive Officer and each of our other executive officers.

				Long-Term
				Compensation
				Awards
		Annual				All Other
		Compensation	Bonus	Restricted	Options	Compensations
Name and Principal Position	Year	Salary ($)	($)(1)	Stock ($)(2)	(#shares)	($)(2)

Thomas D. Eckert,	2002	384,000	—	846,339	—	—
President and Chief Executive Officer	2001	370,000	—	818,503	—	—
	2000	350,000	—	821,944	106,061	—

David S. Kay,	2002	202,000	47,500	318,074	—	—
Senior Vice President and Chief Financial Officer	2001	195,000	127,375	210,316	—	—
	2000	190,000	93,750	244,345	40,303	—

John M. Weaver,	2002	197,000	—	381,200	—	—
Senior Vice President, General Counsel and	2001	190,000	—	361,669	—	—
Secretary	2000	190,000	—	371,534	40,303	—

Peter C. Staaf,	2002	190,000	150,000	—	—	—
Senior Vice President and Treasurer	2001	190,000	120,000	132,908	—	—
	2000	190,000	50,000	267,776	40,303	—

Jay M. Ferriero,	2002	182,000	164,000	191,202	—	—
Senior Vice President and Director of Acquisitions	2001	175,000	123,000	184,304	—	—
	2000	165,000	93,750	205,771	16,900	—

(1)	Includes restricted shares (formerly known as performance accelerated restricted shares) granted in the year indicated and/or phantom shares credited in lieu of bonus earned for the year indicated. In May 2000, the Executive Compensation Committee of

the Board of Trustees amended the vesting schedule on all “performance accelerated restricted shares” granted in 2000 to eliminate the “performance accelerated” feature and to generally provide that all such restricted shares will vest on the third anniversary of the effective date of grant. The 2001 grant of restricted shares will vest on January 15, 2006. One-half of the 2002 grant of restricted shares will vest on January 15, 2005, and the remaining half will vest on January 15, 2007. Prior to vesting, executive officers may make a one-time election to defer receipt of the common shares to a future date, provided that the deferred common shares will be distributed to the employee prior to such time, upon the occurrence of certain events, including a change in control of the Company, certain terminations of employment and the employee’s death and disability. A holder of restricted shares does not have dispositive or voting power with respect to the restricted shares, but does receive dividends paid on the restricted shares. As presented in the table above, the dollar value of the restricted shares awarded was calculated based on the closing market price of the common shares on the Nasdaq National Market on the date of award, net of the consideration paid by the executive officers of $.01 per restricted share awarded.

Our Phantom Share Purchase Program requires mandatory and authorizes voluntary purchases of phantom shares upon the deferral of a portion of the executive officers’ annual bonus. Under this program, unless otherwise approved by the Executive Compensation Committee, 20% of any annual bonus otherwise payable to an executive officer must be deferred under the Program and the executive officer may elect to defer up to an additional 30% of any annual bonus otherwise payable to him. The phantom shares are credited at a price equal to 80% of the fair market value of our common shares on the date of grant. The phantom shares awarded upon the deferral of a portion of annual bonuses generally are paid on the third anniversary from the date of grant. On such date, the phantom shares will be paid to the employee in the form of common shares or, if mutually agreed to between the employee and us, cash. Notwithstanding the foregoing, certain employees can elect to defer payment of the phantom shares to either (i) a later date or (ii) the date the employee terminates employment with the Company or the first January 15 following termination of employment. If the employee’s employment with the Company is terminated before the payment date, the employee will be paid the lesser of (i) the amount of the annual bonus deferred or (ii) an amount equal to the number of the phantom shares multiplied by the fair market value of the common shares underlying the phantom shares on the termination date. A holder of phantom shares does not have dispositive or voting power with respect to the phantom shares. However, a holder of phantom shares receives dividend equivalents with respect to the phantom shares that are equal to the value of any dividends paid with respect to our common shares. As presented in the table above, the dollar value of the phantom shares awarded upon the deferral of a portion of annual bonuses was calculated based on the closing market price of the common shares on the Nasdaq National Market on the date of award.

     The following table lists the number and dollar value of the restricted shares and phantom shares held by the executive officers (excluding restricted shares and phantom shares acquired upon deferral of dividend equivalents) as of December 31, 2002.

	Restricted Shares		Phantom Shares

	Number (#)	Value ($)*	Number (#)	Value ($)*

Mr. Eckert	83,893	1,987,425	87,018	2,062,327
Mr. Kay	31,814	753,674	18,019	427,050
Mr. Weaver	31,574	747,988	39,611	938,781
Mr. Staaf	24,869	589,147	11,031	261,435
Mr. Ferriero	27,532	652,233	8,795	208,442

*	The dollar value of the restricted shares and phantom shares was calculated based on the closing market price of the common shares on the Nasdaq National Market on December 31, 2002 of $23.70, net of consideration paid by each executive officer with respect to the restricted shares totaling $.01 per restricted share awarded.

     The following table lists, for each executive officer, the percentage of such executive officer’s annual bonus deferred towards the purchase of phantom shares and the number of phantom shares actually purchased in 2000, 2001 and 2002.

	2002			2001			2000

	Percentage of		Number of	Percentage of		Number of	Percentage of	Number of
	Annual Bonus		Phantom Shares	Annual Bonus		Phantom Shares	Annual Bonus	Phantom Shares
	Deferred (%)		Purchased (#)	Deferred (%)		Purchased (#)	Deferred (%)	Purchased (#)

Mr. Eckert	100	**	20,127	100	**	21,492	100 **	20,601
Mr. Kay	75	**	7,752	32		3,540	25	2,683
Mr. Weaver	100	**	10,499	100	**	10,956	100 **	11,417
Mr. Staaf	0	**	—	0	**	—	50	4,292
Mr. Ferriero	20		2,231	29		2,964	25	2,683

**	With the approval of the Executive Compensation Committee.

(2)	Except as indicated, other annual compensation for each executive officer totaled less than $50,000 and 10% of the total of annual salary and bonus reported for such executive officer.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Share Option Values

      The following table provides information regarding option exercises in fiscal year 2002 by the executive officers and the value of such officers’ unexercised options at December 31, 2002. No options were granted to the executive officers in fiscal year 2002.

			Number of Securities
			Underlying Unexercised	Value of Unexercised In-the-
	Shares/Units		Options at Fiscal Year-	Money Options at Fiscal
	Acquired on	Value	End (#)	Year-End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Thomas D. Eckert, President and Chief Executive Officer	334,395	3,272,363	856,186/79,545	7,448,818/927,349
David S. Kay, Senior Vice President and Chief Financial Officer	311,122	2,778,868	246,420/29,431	2,143,854/343,824
John M. Weaver, Senior Vice President, General Counsel and Secretary	113,187	1,163,926	84,806/29,431	891,049/343,824
Peter C. Staaf, Senior Vice President and Treasurer	169,687	1,708,518	74,806/29,431	725,618/343,824
Jay M. Ferriero, Senior Vice President and Director of Acquisitions	68,450	533,706	-/28,450	-/296,296

(1)	Based on the closing market price of our common shares on the Nasdaq National Market on December 31, 2002 of $23.70, minus the respective exercise prices.

Employment Agreements

      The Partnership has entered into employment agreements with Messrs. Eckert, Kay and Weaver. Each agreement currently terminates on January 1, 2004 and provides that the executive officer agrees to devote his full business time to the operation of the Partnership. Each employment agreement permits us to terminate the executive officer’s employment with appropriate notice for or without cause. In general, cause is defined to include: (i) engaging in dishonesty relating materially to performance of services or obligations contained in the employment agreement; (ii) conviction of any misdemeanor (other than minor infractions) involving fraud, breach of trust, misappropriation or other similar activity or any felony; (iii) performance of duties in a grossly negligent manner; or (iv) willful breach of the employment agreement in a manner materially injurious to us. In addition, executives may resign for good reason, which is generally defined to include: (i) our failure to comply with such agreement’s material terms; (ii) the substantial diminution of responsibilities and duties or, for Mr. Eckert, his involuntary departure from the Board of Trustees; (iii) relocation of our headquarters outside the Washington, D.C. metropolitan area, or (iv) a change of control. In general terms, a change of control occurs (i) if a person, entity or group (with certain exceptions) acquires more than 40% of our then outstanding voting securities, (ii) if we merge into another entity (unless our prior shareholders have at least 60% of the combined voting power of the securities in the merged entity), or (iii) upon our liquidation or dissolution or sale or disposition of substantially all of our assets.

      Under the employment agreements, if an executive officer’s employment ends for any reason, we will pay accrued salary, bonuses already determined, and other existing obligations. In addition, if a change of control occurs, we terminate the executive officer’s employment without cause or the executive officer resigns for good reason, all of the share options, restricted shares and phantom shares held by the executive officer before such event occurs will become fully vested and we will be obligated to pay (i) a lump sum payment equal to 24 months’ salary (or in the event of a change of control, three times the sum of the executive officer’s annual salary plus the most recently established target bonus), (ii) premiums for the period for group health coverage, if any, to which he is entitled by law, and (iii) a pro rata annual bonus for the year of termination.

      If an employment agreement is not renewed by us on or before January 1, 2004, and we at any time thereafter terminate an executive officer’s employment without cause or the executive officer resigns for good reason, (i) any unvested restricted shares granted prior to or during the executive officer’s employment through January 1, 2004 and held by the executive officer before his termination of employment will become vested to the extent of the ratio of the number of days that the executive officer has been employed by the

Partnership or Capital Automotive since the date the restricted shares were granted and the total number of days of employment otherwise required for the restricted shares to fully vest (determined separately for each grant), and (ii) any phantom shares granted prior to or during the executive officer’s employment through January 1, 2004 and credited to the executive officer before the executive officer’s termination of employment will become vested to the extent of the ratio of the number of days that the executive officer had been employed by the Partnership or Capital Automotive since the date the phantom shares were granted and the total number of days of employment otherwise required for the phantom shares to fully vest (applied separately to each grant).

      While employed and for a two-year period after employment, Messrs. Eckert, Kay and Weaver have agreed not to compete with us by working with or investing in any enterprise that invests primarily in automobile dealership or automotive-related properties or that provides real estate financing to automobile dealerships or automotive-related businesses.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 10, 2003 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Number of securities
	Number of securities to		remaining available for future
	be issued upon exercise of	Weighted average exercise	issuance (excluding securities
	outstanding options,	price of outstanding options,	reflected in column (a) and
	warrants and rights(2)	warrants and rights(2)	footnote(2))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,674,105	$14.84	1,299,128
Equity compensation plans not approved by security holders	—	N/A	—

Total	1,674,105	$14.84	1,299,128

(1)	Consists entirely of common shares authorized for issuance under the Plan.

(2)	Excludes 275,015 restricted shares, and excludes 171,089 common shares that may be issued upon the payment date of the phantom shares. No exercise price is required to be paid upon the vesting of restricted shares.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Compensation Philosophy. The goal of the Executive Compensation Committee (the “Compensation Committee”) is to design and administer an executive compensation program to (i) attract and retain qualified executive officers, (ii) reward executive officers for superior performance in achieving our business objectives and enhancing shareholder value, (iii) align the executive officers’ interests with those of the shareholders, and (iv) provide incentives for the creation of long-term shareholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and grants of restricted shares, phantom shares and common share options. The Compensation Committee reviews and approves our policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, including awards of restricted shares, phantom shares and common share options. For 2002, the Compensation Committee placed significant emphasis on forms of compensation designed to create a significant and meaningful long-term incentive tied to our long-term growth, financial success, and increasing shareholder value. Our executives receive compensation for their services to both the Partnership and Capital Automotive.

      Base Salary Levels. We believe that our base salary levels are reasonably related to the base salary levels of executive officers of comparable real estate investment trusts and other real estate companies. We set base salaries and determined other compensation for 2002 based on those factors. We also believe that the current base salary levels of our executive officers take into account the unique talents and skills of our executive officers. The executive officers that have employment agreements have set floors on base salary and other elements of compensation for their contract terms, but the Committee can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies deemed comparable by the Compensation Committee, and inflation. The Compensation Committee, however, intends to reward executive officers for their achievements primarily through bonus awards and long-term incentive compensation, as discussed below.

      Bonus Awards. We use performance bonuses to reflect the level of involvement and success of our executive officers in advancing corporate goals. The awards earned depend on the extent to which our performance objectives and the individual’s performance objectives are achieved. Our objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building shareholder value. For fiscal year 2002, these objectives were: (i) achievement of targeted “funds from operations” (as defined below) per share; (ii) attainment of a superior funds from operations multiple and total shareholder return as compared to our peer group; (iii) effective execution of our planned growth; (iv) continued achievement of project goals in property acquisitions; and (v) progress in certain financial and administrative activities. In addition, we maintain a Phantom Share Purchase Program (described in greater detail below), under which executive officers defer a portion of their annual bonuses through mandatory and voluntary purchases of phantom shares. This program further aligns the executive officers’ interests with those of the shareholders and provides incentives for the creation of long-term shareholder value. The Compensation Committee awarded $1,108,000 in bonuses to named officers for fiscal year 2002, of which $746,000 was deferred towards the purchase of phantom shares.

      The National Association of Real Estate Investment Trusts (NAREIT) developed Funds from Operations, commonly referred to as FFO, as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under accounting principles generally accepted in the United States, commonly referred to as GAAP. FFO, as defined under the revised definition adopted in April 2002 by NAREIT, is income (loss) from continuing operations before minority interest and extraordinary item (computed in accordance with GAAP) plus income from discontinued operations (including minority interest) and excluding gains (or losses) from the sales of property reported as income (loss) from continuing operations plus depreciation and amortization of assets unique to the real estate industry, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income) and should not be considered an alternative to net income as an indication of our performance or to cash flow as a measure of liquidity or ability to make distributions. We use FFO as a performance objective because it is a meaningful, additional measure of operating performance that primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted FFO as a performance measure of a REIT.

      Long-Term Incentive Compensation. The Compensation Committee believes that the use of equity incentives aligns the interest of executive officers with those of shareholders and promotes long-term shareholder value better than does cash alone. The Capital Automotive Group Second Amended and Restated 1998 Equity Incentive Plan, which we refer to as the Plan provides for grants of restricted shares, phantom shares, stock appreciation rights, which we refer to as SARs, nonqualified stock options, which we refer to as NQSOs and incentive stock options, which we refer to as ISOs to key executives. The Compensation Committee administers the Plan and determines the participants who receive awards, the type and terms of the awards, the schedule for exercisability or nonforfeitability, the time and conditions for expiration of the awards, and the form of payment upon exercise. The Committee may make determinations under the Plan that are not uniform as to the participants and that may or may not consider whether participants are similarly situated. The Compensation Committee will continue to look at the total compensation package for each executive officer, and the policies underlying our long-term compensation goals when granting awards under the Plan.

      The 2002 restricted share and phantom share grants reflect our compensation philosophy of placing greater emphasis on the long-term compensation component of the compensation program. On January 18, 2002, the Compensation Committee awarded 38,506 restricted shares to executive officers. One-half of the 2002 restricted share grants vest on January 15, 2005 and the remaining half vests on January 15, 2007. The Compensation Committee did not grant SARs, NQSOs or ISOs to executive officers in 2002.

      In addition, we maintain a Phantom Share Purchase Program that, unless the Compensation Committee determines otherwise, requires mandatory and authorizes voluntary purchases of phantom shares upon the deferral of a portion of an executive officer’s annual bonus. Pursuant to this Program, 20% of any annual bonus otherwise payable to an executive officer must be deferred under the Program and the executive officer may elect to defer up to an additional 30% of any annual bonus otherwise payable to him. The phantom shares are purchased at a price equal to 80% of the fair market value of our common shares on the date of grant. Phantom shares generally are paid on the third anniversary from the date of grant. Notwithstanding the foregoing, certain employees can elect to defer payment of the phantom shares to either (i) a later date or (ii) the date the employee terminates employment with the Company or the first January 15 following termination of employment. The Compensation Committee voted to waive the 50% limit for 2002 with respect to Messrs. Eckert and Weaver, each of whom elected to defer 100% of his annual bonus for 2002 towards the purchase of phantom shares, and Mr. Kay, who elected to defer 75% of his annual bonus for 2002 towards the purchase of phantom shares. In addition, the Compensation Committee determined that Mr. Staaf would not participate in the Phantom Share Purchase Program for 2002. The Compensation Committee determined that allowing Messrs. Eckert, Weaver and Kay to purchase additional phantom shares would further align their interests with those of the shareholders and provide further incentives for the creation of long-term shareholder value. On January 15, 2003, 40,609 phantom shares were purchased by executive officers under the program.

      Compensation of the Chief Executive Officer. The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer. In 2002, Mr. Eckert received a base salary of $384,000 and, as described above, the Compensation Committee approved a 2002 bonus award of $370,000, which amount was deferred towards the purchase of 20,127 phantom shares on January 15, 2003. The Compensation Committee also approved the grant of 18,391 restricted shares to Mr. Eckert in 2002. In doing so, the Compensation Committee considered our satisfaction of performance goals, such as achievement of superior funds from operations as compared to our peer group, and similarly, high total shareholder return as compared to our peer group, and additional subjective factors such as Mr. Eckert’s conception and execution of a successful strategic plan, continued success in acquiring a solid portfolio of automotive dealership properties, maintaining a stable and creditworthy tenant base and income stream, retaining a team of highly-qualified professionals, as well as maintaining overall shareholder confidence.

      Compensation Deduction Limit. The SEC requires that this report comment on our policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code of 1986. That section can limit the deductibility on a Subchapter C corporation’s federal income tax return of compensation of $1.0 million to any of the executive officers. (Most public companies are Subchapter C corporations, but we are not, so we describe the difference below.)

      A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its shareholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. The Compensation Committee’s policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing our executives with the proper incentives to remain with the Company. We note that Section 162(m) does not affect the Company as directly as it does Subchapter C corporations, because we do not ordinarily pay taxes. Instead, if optionees buy a large number of shares at the same time by exercising options, we might not be able to deduct all of the compensation income from those purchases. That loss of deduction could increase the amount that we must distribute to our shareholders, which might mean we would need to borrow to make distributions. Given the way we administer the incentive plan, we think it is unlikely that this result will occur. We did not pay any compensation with respect to 2002 that would be outside the limits of Section 162(m).

Executive Compensation Committee

Craig L. Fuller, Chairman
William E. Hoglund

March 3, 2003

Compensation Committee Interlocks and Insider Participation

      Neither of Messrs. Fuller and Hoglund has ever been an officer or employee of Capital Automotive or the Partnership.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we incorporate it by specific reference.

      Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, as revised and adopted on January 28, 2003. The Audit Committee charter was revised to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, proposed and final rules promulgated by the SEC and proposed NASD rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent public accountants;

•	reviews with the independent accountants the plans and results of the audit engagement;

•	preapproves permitted non-audit services provided by the independent public accountants;

•	reviews the independence of the independent public accountants;

•	reviews the adequacy of our internal accounting controls; and

•	reviews accounting, auditing and financial reporting matters with our independent accountants and management.

      Review and Discussions with Management. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with Company management.

      Review and Discussions with Independent Auditors. The Audit Committee has discussed with Ernst & Young LLP, our independent accountants, the matters required to be disclosed by SAS 61, as amended (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

      The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as amended (which relates to the accountant’s independence from us) and has discussed with Ernst & Young LLP their independence from us.

      Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Audit Committee

R. Michael McCullough, Chairman
John E. Anderson
William E. Hoglund
Vincent A. Sheehy

March 3, 2003

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the fiscal year ended December 31, 2002, we or our subsidiaries, including the Partnership and its subsidiaries, were a party to transactions described in the following paragraphs involving a Trustee, an executive officer or a 5% or greater shareholder (on a fully converted basis). Management believes that such transactions were on terms that were materially no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.

Trustees

      John J. Pohanka. We continue to lease certain properties to entities related to Mr. Pohanka and/or members of his family, under leases entered into in 1998 and 1999, as follows:

		Annual Base Rent
Tenants (Dealerships) (1)	Location	(as of March 10, 2003)

Pohanka Properties, Inc. (Chevrolet and Acura) (2)	Chantilly, VA	$839,549
Pohanka Virginia Properties, L.L.C. (Cadillac, Hyundai, Nissan, Oldsmobile & Honda) (3)	Fredericksburg, VA	534,491
Pohanka of Salisbury, Inc. (Nissan, Toyota, Honda, Hyundai, Mercedes-Benz and Mazda) (4)	Salisbury, MD	502,271
Pohanka Properties, Inc. (Saturn, Isuzu and Oldsmobile) (2)	Marlow Heights, MD	475,608
Pohanka Virginia Properties, L.L.C. (Saturn) (3)	Bowie, MD	447,171
Pohanka Properties, Inc. (Honda) (2)	Marlow Heights, MD	406,575
Pohanka Properties, Inc. (Lexus) (2)	Chantilly, VA	377,366
Pohanka Virginia Properties, L.L.C
(Lexus Service Center) (3)	Chantilly, VA	270,010
Pohanka Properties, Inc. (Hyundai)(2)	Marlow Heights, MD	171,788
Pohanka Properties, Inc. (Body Shop) (2)	Marlow Heights, MD	77,340

Total		$4,102,169

(1)	Each lease with an affiliate of Pohanka Automotive Group has been guaranteed by each other lessee and dealership affiliated with Pohanka Automotive Group.

(2)	Owned by The John J. Pohanka Trust (15.937%) and Mr. Pohanka’s children, Geoffrey P. Pohanka (44.156%), Susan Pohanka Schantz (38.938%) and Brian C. Pohanka (.969%).

(3)	Owned by John J. Pohanka (4%) and Mr. Pohanka’s children, Geoffrey P. Pohanka (32%), Susan Pohanka Schantz (32%) and Brian C. Pohanka (10%).

(4)	Owned by Geoffrey P. Pohanka (24%) and unaffiliated persons (76%).

     Robert M. Rosenthal. We continue to lease certain properties to entities related to Mr. Rosenthal and/or members of his family, under leases entered into in 1998, as follows:

		Annual Base Rent
Tenants (Dealerships)	Location	(as of March 10, 2003)

Geneva Enterprises, Inc. d/b/a Rosenthal Nissan/ Mazda (1)	Tysons Corner, VA	$2,499,396
Geneva Enterprises, Inc. d/b/a Rosenthal Mazda (1)	Arlington, VA	619,930
Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/ Jeep (Storage Lot) (1)	Arlington, VA	561,835
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (1)	Tysons Corner, VA	510,536
Geneva Enterprises, Inc. d/b/a Rosenthal Jaguar (1)	Tysons Corner, VA	510,524
Geneva Enterprises, Inc. d/b/a Geneva Management (Related Business)(1)	Arlington, VA	452,902
Geneva Enterprises, Inc. d/b/a Rosenthal Isuzu (1)	Gaithersburg, MD	448,739
Geneva Enterprises, Inc. d/b/a Nissan Gaithersburg (1)	Gaithersburg, MD	348,135
Geneva Enterprises, Inc. d/b/a Rosenthal Acura (1)	Gaithersburg, MD	328,152
Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/ Jeep (1)	Arlington, VA	311,996
Maryland Imported Cars, Inc. d/b/a Gaithersburg Mazda (2)(3)	Gaithersburg, MD	259,758
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (2-acre lot) (1)	Tysons Corner, VA	178,533
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (Body Shop) (1)	Tysons Corner, VA	127,365

Total		$7,157,801

(1)	Owned by (1) Mr. Rosenthal (65.148%), (2) Mr. Rosenthal’s spouse, Marion Rosenthal (1.386%), (3) Mr. Rosenthal’s daughters, Brooke E. Peterson, Jane R. Cafritz and Nancy L. Rosenthal (9.815% each), and (4) certain employees of Rosenthal Automotive Organization.

(2)	Guaranteed by Geneva Enterprises, Inc., an affiliate of Mr. Rosenthal.

(3)	Owned by (1) Mr. Rosenthal (51%), and (2) certain employees of Rosenthal Automotive Organization.

     Vincent A. Sheehy. We continue to lease certain properties to entities related to Mr. Sheehy, and members of his family, as follows:

		Annual Base Rent
Tenants (Dealerships)	Location	(as of March 10, 2003)

Sheehy Ford of Springfield, Inc. (1)	Springfield, VA	$694,049
Sheehy Waldorf, Inc. (2)	Waldorf, MD	337,358
Sheehy Ford, Inc. (3)	Marlow Heights, MD	268,088

Total		$1,299,495

(1)	Owned 100% by Sheehy Auto Stores, Inc., which is owned 24.84% by Mr. Sheehy’s father, Vincent A. Sheehy, III, 18.08% by Mr. Sheehy’s mother, Helen Sheehy, 19.9% by Mr. Sheehy, 8.93% by Mr. Sheehy’s brother, Paul A. Sheehy, and 4.18% by Ann Sheehy Fowler, Mr. Sheehy’s sister. Lease entered into in 1998.

(2)	Owned 100% by Sheehy Auto Stores, Inc. In August 2002, Sheehy Waldorf, Inc. acquired the assets of a Nissan dealership that is operated on a property we own in Waldorf, Maryland. In connection with this acquisition, an existing lease for the property was assumed by Sheehy Waldorf, Inc. from another tenant of the Company.

(3)	Owned by (1) Sheehy Auto Stores, Inc. (80.3%) and (2) Sheehy Family Trust (19.7%), of which each of Mr. Sheehy and his brothers and sisters, Ann Sheehy Fowler, Elizabeth Sheehy, Patricia Malloy and Paul Sheehy, are 20% beneficiaries. Lease entered into in 1998.

OTHER INFORMATION

Company Performance

      The following graph compares the cumulative total shareholder return on our common shares from February 13, 1998 (the date the common shares were first offered and sold to the public at the initial public offering price of $15.00 per share) through December 31, 2002 with the cumulative total return of the NAREIT Equity Total Return Index and the cumulative total return of the Standard and Poors 500 Index. Our common share price and the price of the S&P 500 Index are published daily. The NAREIT Equity

Total Return Index is published monthly and for purposes of this presentation was interpolated to February 13, 1998.

      The graph assumes an investment of $100 in each of Capital Automotive REIT, the NAREIT Equity Total Return Index and the S&P 500 Index on February 13, 1998. The comparison assumes that all dividends are reinvested into additional common shares during the holding period.

Comparison of Cumulative Total Return among Capital Automotive REIT,

The NAREIT Equity Total Return Index and The S&P 500 Index
from February 13, 1998 to December 31, 2002

		NAREIT Equity Total
	Capital Automotive REIT	Return Index	S&P 500 Index

2/13/98	100.00	100.00	100.00
12/31/98	105.43	83.69	122.07
12/31/99	96.02	79.82	147.75
12/31/00	121.04	100.87	134.30
12/31/01	186.25	114.92	118.34
12/31/02	237.26	118.21	92.06

Index	2/13/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Capital Automotive REIT	100.00	105.43	96.02	121.04	186.25	237.26
NAREIT Equity Total Return Index	100.00	83.69	79.82	100.87	114.92	118.21
S&P 500 Index	100.00	122.07	147.75	134.30	118.34	92.06

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on our records and other information, we believe that our Trustees and executive officers who are required to file reports under Section 16 reported all transactions in our common shares and derivative securities, including options for shares, restricted shares, phantom shares and warrants, on a timely basis during the fiscal year ended December 31, 2002, except that John E. Anderson filed a Form 4 on July 15, 2002 reporting the purchase of 40,000 common shares on May 22 and 23, 2002 that were not timely filed on a Form 4.

Proposals for the 2004 Annual Meeting

      If you want to include a proposal in the proxy statement for our 2004 Annual Meeting, send the proposal to Capital Automotive REIT at 8270 Greensboro Drive, Suite 950, McLean, Virginia 22102, Attn: Secretary and General Counsel. Proposals must be received on or before December 6, 2003 to be included in next year’s proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of our Declaration of Trust and Bylaws.

      We, in our discretion, will be able to use proxies given to us for next year’s meeting to vote for or against any shareholder proposal that is not included in the proxy statement unless the proposal is submitted to us on or before February 16, 2004.

CAPITAL AUTOMOTIVE REIT

AUDIT COMMITTEE CHARTER

Role:

      The purpose of the audit committee (“Committee”) of the Board of Trustees (the “Board”) of Capital Automotive REIT (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to: (a) the integrity of the financial statements and other information which is provided to shareholders and others; (b) the Company’s compliance with legal and regulatory requirements; (c) the independence, qualifications and performance of the Company’s independent auditor; (d) the systems of internal controls which management has established; (e) the Company’s processes to manage business and financial risk; and (f) the duties set forth below and such other responsibilities as may be delegated to the Committee by the Board from time to time. The Committee is responsible for appointment, compensation and oversight of the Company’s independent auditors who shall report directly to the Committee and are ultimately accountable to the Board and the Committee.

Membership:

      The Committee shall be comprised of three or more trustees who are “independent,” as such term is defined from time to time in the Securities Exchange Act of 1934 (the “Exchange Act”), the NASD Manual and the rules and regulations of the Nasdaq Stock Market (the “NASD Manual”) and other laws and regulations applicable to the Company and the Committee. In addition, all members of the Committee must possess the requisite financial knowledge and accounting or related financial management experience to fulfill their duties, and at least one member should be an “audit committee financial expert,” as that term is defined from time to time in the Exchange Act, the NASD Manual and other laws and regulations applicable to the Company and the Committee. Prior to approving a trustee’s appointment to the Committee, the Board, upon recommendation from the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), shall have determined: (a) that such trustee satisfies the foregoing independence requirements as well as any additional independence requirements established from time to time by the Board in the Company’s Corporate Governance Guidelines (“Governance Guidelines”); (b) in the exercise of its business judgment, whether the trustee is an “audit committee financial expert,” as that term is defined from time to time in the Exchange Act, the NASD Manual and other laws and regulations applicable to the Company and the Committee; and (c) in the exercise of its business judgment, that such trustee has the requisite financial knowledge to serve on the Committee.

      No member of the Committee shall simultaneously serve on the audit committee of more than three public companies, including the Company, unless the Board has made a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

      The Board, upon the recommendation of the Nominating Committee of the Board, shall determine who shall serve as Chairman of the Committee, the removal of any trustees from the Committee and the appointment of additional trustees to the Committee.

Compensation:

      The Committee members shall be entitled to compensation for being members of the Committee as such fees are established from time to time by the Board in accordance with the Governance Guidelines. Each member of the Committee shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by such member in attending meetings of the Committee and in performing his/her duties as a member of the Committee. No member of the Committee shall receive from the Company any compensation other than his or her fees for serving as a trustee and a member of the Committee or any other committee of the Board.

Meetings/ Communications:

      The Committee shall meet at least quarterly and at such other times as determined by the Chairman of the Committee to be necessary or appropriate for the Committee to carry out its duties and responsibilities. Meetings of the Committee shall be called by the Chairman of the Committee, the Chief Executive Officer, the Chief Financial Officer or majority of the members of the Committee. Except for the regular quarterly meetings of the Committee, notice of any meeting of the Committee shall be given in the manner provided for in the Bylaws of the Company for meetings of the Board and its committees. The agenda for Committee meetings will be prepared in consultation between the Chairman (with input from the Committee members), the Company’s financial management and the Company’s independent auditor.

      The provisions set forth in the Company’s Bylaws for meetings of the Board and its committees shall govern the quorum and voting requirements for all meetings of the Committee.

      The Company’s independent auditor shall report directly to the Committee. The Committee is expected to maintain free and open communication with the Company’s independent auditor and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties.

      The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meeting with such report to include recommendations for Board actions when appropriate.

      This charter, including the most recently updated Audit Committee Powers and Responsibilities Checklist, shall be made available on the Company’s website at www.capitalautomotive.com.

Education:

      The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Powers And Responsibilities:

      The Committee’s specific powers and responsibilities in carrying out its oversight role are delineated in the Audit Committee Powers and Responsibilities Checklist. The checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As part of the Committee’s powers and responsibilities, the most recently updated checklist will be considered to be an addendum to this charter.

CAPITAL AUTOMOTIVE REIT

AUDIT COMMITTEE POWERS AND RESPONSIBILITIES CHECKLIST

When Performed Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

A. Independent Auditors
1.	In the sole discretion of the Committee, retain or terminate the Company’s independent auditor and pre-approve all fees and terms of the audit engagement				X	X
2.	Approve in advance all tax and non-audit services which may legally be provided to the Company by its independent auditor, including the fees and terms for such services in accordance with Section 10A(i) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder
	The chairman of the Committee shall have the right to pre-approve all such tax and non-audit services on behalf of the Committee and shall promptly advise the remaining members of the Committee of such approval at the next regularly scheduled meeting	X	X	X	X	X
3.	Meet with the independent auditor to review the scope of the annual audit and the audit procedures to be utilized, and at the conclusion of the audit, review such audit, including any comments or recommendations of the independent auditor. The review will cover any audit problems or difficulties encountered by the independent auditors and management’s response to those items.
	Items to be reviewed would include: any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements between the independent auditor and management, any accounting adjustments that were noted or proposed by the independent auditor, but were passed (as immaterial or otherwise); any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company, and management’s responses to such letters; and relevant current accounting rules and developments.	X			X	X
4.	Review with the independent auditor and the Company’s financial management the adequacy and effectiveness of the Company’s internal accounting and financial controls, and management’s report on any significant deficiencies in internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and report on any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls	X	X	X	X	X

* As needed

When Performed Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

5.	Review the independent auditor’s ability to attest to and report on management’s assertion on its assessment of the effectiveness of the Company’s internal control structure and its financial reporting procedures in its Annual Report on Form 10-K
	[Under proposed rules of the SEC, the requirement that the Company include an internal controls report in its Annual Report on Form 10-K will not be effective until the Annual Report on Form 10-K for the Company’s fiscal year 2003.]	X
6.	Obtain and review, at least annually, a report by the independent auditor describing the auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor and any steps taken to deal with any such issues				X
7.	Review with the Company’s financial management and the independent auditor at least annually the Company’s critical accounting policies and practices and significant accounting judgments and estimates to be used				X	X
8.	Confirm quarterly that the Company’s independent auditor has no conflict of interest with the Company under Section 10A(l) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder	X	X	X	X
9.	Review the annual written statement from the independent auditor delineating all relationships between the independent auditor and the Company, and discussing any relationships which may impact the continued objectivity and independence of the independent auditors				X
10.	Evaluating the independent auditor and the lead audit partner on an annual basis, taking into account the opinions of the Company’s management and internal auditors or others performing similar functions	X
11.	Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the lead audit partner or the independent auditor	X
12.	Report the Committee’s conclusions to the full Board with respect to the independent auditor’s qualifications, performance and independence	X			X	X

* As needed

When Performed Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

B. Annual and Quarterly Financial Results and Statements and Public Announcements of Financial Information
1.	Review the annual and quarterly financial results and statements, including the disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditors prior to any filing with the SEC. The review will include the following items:
— any material accounting issues identified by management or the independent auditor and their impact on the financial statements
— any audit problems or difficulties encountered by the independent auditor and management’s response to those items
— the independent auditor’s evaluation of the quality of the disclosure and the content of the financial statements
— any changes in accounting principles and significant judgments and estimates
— the effect of any regulatory and accounting initiatives, such as off-balance sheet activities, on the financial statements
— any related party transactions
— any pending litigation and other contingent liabilities
— the report of the independent auditor required by Section 10A(k) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, including the critical accounting policies and practices used, all alternative methods of financial accounting within GAAP that have been discussed with management, the treatment preferred by the independent auditor, and other material written communications with management
	— other matters required to be communicated by the independent auditor to the Committee under generally accepted auditing standards	X	X	X	X

* As needed

When Performed Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

2.	Review, prior to announcement or distribution to analysts or rating agencies, Company earnings releases and earnings guidance for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with GAAP and, to the extent pro forma information or non-GAAP financial measures are included, adequately disclose how such pro forma information or non-GAAP financial measure differs from the comparable GAAP information and that such pro forma information is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Company’s results of operations or financial condition	X	X	X	X
C. Other Reports and Certifications
1.	Report to the entire Board, annually, or more often as deemed necessary, on the activities and findings of the Committee, including its recommendation on inclusion of the Company’s audited financial statements into the Company’s Annual Report on Form 10-K	X				X
2.	Prepare the annual report of the Committee’s oversight responsibilities for inclusion in the Company’s annual proxy statement	X
3.	Review the Company’s proxy statement disclosure concerning the independence of the members and the charter of the Committee	X
4.	Include a copy of the Committee charter and most recent checklist as an appendix to the proxy statement at least once every three years					X
D. Other Powers and Responsibilities
1.	Review with management and the independent auditor significant risks or exposures, discussing guidelines and policies to govern this process and assessing steps management has taken to minimize such risks to the Company				X	X
2.	Review and/or reassess the Committee charter and checklist periodically, at least annually, and amend the charter and checklist as conditions dictate	X				X
3.	Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. The Committee has full power and authority to retain, at the Company’s expense, such outside legal, accounting and other advisors as the Committee deems necessary or appropriate					X
4.	Meet separately, periodically, with management and separately with the independent auditors to identify issues warranting Committee attention					X

* As needed

When Performed Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

5.	Establish, and review on a periodic basis, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters and investigate any matter relating thereto, with full access to all of the Company’s books, records, facilities and personnel					X
6.	Review and approve any transactions involving a potential conflict of interest directly or indirectly between the Company or affiliates of the Company, on the one hand, and the Company’s officers, trustees and employees, on the other hand					X
7.	Meet quarterly with the Company’s chief financial officer (the “CFO”) to ascertain the ability of the CFO and the Company’s chief executive officer (the “CEO”) to sign the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, including the reports of the effectiveness of disclosure controls and procedures and any changes in internal controls	X	X	X	X
8.	Set clear hiring policies for employees or former employees of the independent auditors					X
9.	Consider, on a periodic basis, whether the Company should adopt an internal audit function					X
10.	Conduct an evaluation of the Committee’s performance on an annual basis	X

* As needed

CAPITAL AUTOMOTIVE REIT

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose:

      The purpose of the Nominating and Corporate Governance Committee (“Committee”) of the Board of Trustees (the “Board”) of Capital Automotive REIT (the “Company”) is to provide counsel to the Board with respect to: (a) identifying and recommending to the Board individuals to stand for election and reelection to the Board by the Company’s shareholders at the Company’s Annual Meeting of Shareholders and to fill vacancies that may arise from time to time; (b) developing and making recommendations to the Board for the creation, and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company (the “Guidelines”) and a policy governing ethical business conduct of all employees and trustees of the Company (the “Code of Business Conduct”); (c) making recommendations to the Board as to the membership of committees of the Board, including a chairman for such committees; and (d) fulfilling the duties set forth below and such other responsibilities as may be delegated to the Committee by the Board from time to time.

Composition:

      The Committee shall be composed of two or more trustees who are “independent,” as such term is defined from time to time in the Securities Exchange Act of 1934 (the “Exchange Act”), the NASD Manual and the rules and regulations of the Nasdaq Stock Market (the “NASD Manual”) and other laws and regulations applicable to the Company and the Committee. Prior to approving a trustee’s appointment to the Committee, the Board shall have determined, upon the advice of the Committee, that such trustee satisfies the foregoing independence requirements as well as any additional independence requirements established from time to time by the Board in the Guidelines.

      The initial Committee members shall be elected by the Board and will serve until their successors are duly elected and qualify. Once established, the Committee shall recommend, for approval of the full Board, one of its members to serve as Chairman of the Committee. In addition, from time to time as it sees fit, the Committee shall recommend to the full Board for its approval the removal of trustees from the Committee or the appointment of additional trustees to the Committee.

Compensation:

      The Committee members shall be entitled to compensation for being members of the Committee as such fees are established from time to time by the Board in accordance with the Guidelines. Each member of the Committee shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by such member in attending meetings of the Committee and in performing his/her duties as a member of the Committee. No member of the Committee shall receive from the Company any compensation other than his/her fees for serving as a trustee and a member of the Committee or any other committee of the Board.

Meetings:

      The Committee shall meet at least one (1) time per year, which meeting shall be held at some time prior to the Company’s Annual Meeting of Shareholders, and at such other times as determined by the Chairman of the Committee to be necessary or appropriate for the Committee to carry out its duties and responsibilities. Meetings of the Committee shall be called by the Chairman of the Committee, the CEO or majority of the members of the Committee. Except for the regular annual meeting of the Committee, notice of any meeting of the Committee shall be given in the manner provided for in the Bylaws of the Company for meetings of the Board and its committees.

      The provisions set forth in the Company’s Bylaws for meetings of the Board and its committees shall govern the quorum and voting requirements for all meetings of the Committee.

      The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meeting with such report to include recommendations for Board actions when appropriate.

Duties, Powers and Responsibilities:

      The duties, powers and responsibilities of the Committee shall include the following:

(a)	Developing and recommending the Guidelines to the Board
(b)	Developing and recommending the Code of Business Conduct to the Board
(c)	Recommending to the Board the names of qualified persons to fill vacancies on the Board or any of the Board’s committees as they occur
(d)	Recommending to the Board prior to each Annual Meeting of Shareholders a slate of nominees for election or reelection to the Board seats which are up for election at such annual meeting
(e)	Seeking out and evaluating candidates to serve on the Board in accordance with the factors listed, and criteria established, in Section 1(e) of the Guidelines
(f)	Considering suggestions for Board membership submitted by shareholders in accordance with the notice provisions and procedures set forth in the Company’s Bylaws
(g)	Recommending to the Board, subject to the provisions of the Guidelines, the membership of the Board’s committees, including a chairman for each of those committees
(h)	Recommending to the Board the size of the Board in light of the operating requirements of the Company
(i)	Recommending to the Board the removal of trustees from the Board or any of the Board’s committees
(j)	Making initial determinations for recommendation to the Board as to whether each trustee or trustee candidate is independent for purposes of service on the Board and on the Board’s committees
(k)	Making initial determinations for recommendation to the Board as to whether each trustee or trustee candidate is an “audit committee financial expert,” as that term is defined from time to time in the Exchange Act, the NASD Manual and other laws and regulations applicable to the Company and the Audit Committee of the Board of Trustees of the Company (the “Audit Committee”)
(l)	Making initial determinations for recommendation to the Board as to whether each Audit Committee member or Audit Committee member candidate has the requisite financial knowledge to serve on the Audit Committee
(m)	Reviewing periodically, both independently and with the Company’s General Counsel, in light of changing conditions, new legislation, regulations and other developments, the Company’s Guidelines and making recommendations to the Board with respect to modifications to the Guidelines as the Committee deems appropriate
(n)	Reviewing periodically, both independently and with the Company’s General Counsel, in light of changing conditions, new legislation, regulations and other developments, the Company’s Code of Business Conduct and making recommendations to the Board with respect to adoption and modification of such policy as the Committee deems desirable
(o)	Evaluating the performance of the Board and each trustee on an annual basis
(p)	Providing to the Board a report on the Committee’s activities after each meeting of the Committee
(q)	As the Committee deems necessary and in its sole power, retaining a search firm or similar consultant to identify potential trustee candidates, and approving all fees and terms of any such engagement

(r)	Reviewing and assessing the adequacy of the Committee charter periodically and amending the Committee charter as conditions dictate
(s)	Performing such other duties and responsibilities as may be delegated to the Committee by the Board from time to time

Limitations on Authority:

      The selection and nomination of any trustees to be selected by the holders of any class of the Company’s preferred shares of beneficial interest will not be subject to the selection or nomination process of the Committee.

Annual Performance Evaluation:

      The Committee shall on an annual basis conduct an evaluation of its performance.

Disclosure of Charter:

      This charter will be made available on the Company’s website at www.capitalautomotive.com.

CAPITAL AUTOMOTIVE REIT

EXECUTIVE COMPENSATION COMMITTEE CHARTER

Purpose:

      The purpose of the Executive Compensation Committee (“Committee”) of the Board of Trustees (the “Board”) of Capital Automotive REIT (the “Company”) is to discharge the responsibilities of the Board with respect to approving and evaluating the compensation plans, policies and programs for executive officers and trustees of the Company and approving all awards to any employees and trustees under the Company’s equity incentive plans. To that end, the Committee shall have the responsibility, power and authority to fulfill the duties set forth below and such other responsibilities as may be delegated to the Committee by the Board from time to time.

Composition:

      The Committee shall be composed of two or more trustees who are “independent,” as such term is defined from time to time in the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Nasdaq Stock Market (the “NASD Manual”) and other laws and regulations applicable to the Company and the Committee. Prior to approving a trustee’s appointment to the Committee, the Board shall have determined, upon the advice of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), that such trustee satisfies the foregoing independence requirements as well as any additional independence requirements established from time to time by the Board in the Company’s Corporate Governance Guidelines (the “Guidelines”).

      The Committee members shall be appointed by the Board, upon recommendation of the Nominating Committee, and will serve until their successors are duly appointed and qualify. The Board, upon the recommendation of the Nominating Committee, shall determine who shall serve as Chairman of the Committee, the removal of any trustees from the Committee and the appointment of additional trustees to the Committee.

Compensation:

      The Committee members shall be entitled to compensation for being members of the Committee as such fees are established from time to time by the Board in accordance with the Guidelines. Each member of the Committee shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by such member in attending meetings of the Committee and in performing his/her duties as a member of the Committee. No member of the Committee shall receive from the Company any compensation other than his/her fees for serving as a trustee and a member of the Committee or any other committee of the Board.

Meetings:

      The Committee shall meet at least one (1) time per year, which meeting shall be held at some time prior to the Company’s Annual Meeting of Shareholders, and at such other times as determined by the Chairman of the Committee to be necessary or appropriate for the Committee to carry out its duties and responsibilities. Meetings of the Committee shall be called by the Chairman of the Committee, the CEO or majority of the members of the Committee. Except for the regular annual meeting of the Committee, notice of any meeting of the Committee shall be given in the manner provided for in the Bylaws of the Company for meetings of the Board and its committees.

      The provisions set forth in the Company’s Bylaws for meetings of the Board and its committees shall govern the quorum and voting requirements for all meetings of the Committee.

      The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meeting with such report to include recommendations for Board actions when appropriate.

C-1

Duties, Powers and Responsibilities:

      The duties, powers and responsibilities of the Committee shall include the following:

a)	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the CEO
b)	Evaluating at least once per year the CEO’s performance in light of the established goals and objectives
c)	Approving, based upon the evaluation, the CEO’s annual compensation, including salary, bonus, and long-term incentive compensation
d)	Reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s executive officers
e)	Evaluating the performance of the Company’s executive officers
f)	Approving, based upon the evaluation, the annual compensation, including salary, bonus, incentive and equity compensation for the Company’s executive officers
g)	Reviewing and approving the compensation of trustees
h)	Reviewing the Company’s incentive compensation and other stock-based plans and recommending changes in such plans to the Board as necessary
i)	Approving all awards to any employee or trustee under the Company’s various stock option and other equity incentive plans
j)	Preparing an annual report on executive compensation for inclusion in the Company’s annual proxy statement
k)	Providing to the Board a report on the Committee’s activities after each meeting of the Committee
l)	As the Committee deems necessary and in its sole power, retaining and terminating a compensation consultant to evaluate executive officer or trustee compensation, and approving all fees and terms of any such engagement
m)	Reviewing and assessing the adequacy of the Committee charter periodically and amending the Committee charter as conditions dictate
n)	Performing such other duties and responsibilities as may be delegated to the Committee by the Board from time to time

Annual Performance Evaluation:

      The Committee shall on an annual basis conduct an evaluation of its performance.

Disclosure of Charter:

      This charter will be made available on the Company’s website at www.capitalautomotive.com.

C-2

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

CAPITAL AUTOMOTIVE REIT

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF TRUSTEES AND MAY BE REVOKED PRIOR TO ITS EXERCISE

      The undersigned shareholder(s) of Capital Automotive REIT (the “Company”) hereby appoints Messrs. Thomas D. Eckert and David S. Kay, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 6, 2003, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on March 10, 2003, as if the undersigned were present and voting the shares.

(TO BE SIGNED ON REVERSE SIDE)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders

CAPITAL AUTOMOTIVE REIT

May 6, 2003

Please Detach and Mail in the Envelope Provided

A.	☒	Please mark your votes as in this example

1.	Election of Trustees	FOR all nominees listed at right except as indicated to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed at right ☐	Nominees:	John E. Anderson Thomas D. Eckert Craig L. Fuller William E. Hoglund R. Michael McCullough Lee P. Munder John J. Pohanka Robert M. Rosenthal Vincent A. Sheehy

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below.)
			FOR		AGAINST	ABSTAIN
2.	Approve an amendment to our Amended and Restated Declaration of Trust requiring that the composition of our Board and any committee thereof satisfy the independence requirements of the federal securities laws and the rules and regulations of any stock exchange or automated interdealer quotation system on which our shares are listed		☐		☐	☐

3.	Ratification of the appointment of the accounting firm of Ernst & Young LLP to serve as independent accountants for Capital Automotive REIT for the fiscal year ending December 31, 2003		☐		☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law

THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW

I PLAN TO ATTEND THE MEETING ☐

SIGNATURE	Dated:	, 2003

SIGNATURE IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.